Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Charter Communications, Inc.

(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.001 par value per share	Rule 457(h)	1,147,000	$294.21	$337,458,870	$0.00014760	$49,808.93
Equity	Plan Interests	Rule 457(h)	(3)	—	—	—	(4)

(1)	The shares of common stock are being registered under the Charter Communications, Inc. Retirement Accumulation Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based on the average of the high and low prices of the Registrant’s common stock on March 21, 2024, as reported on The NASDAQ Global Select Market.

(3)	Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also is deemed to register an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(4)	Pursuant to Rule 457(h)(3) no registration fee is required to be paid.